CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yukonic Minerals Corp.:

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated December 20, 2010, for Yukonic Minerals Corp. relating to the respective financial statements as of September 30, 2010 and for the period from inception (May 26, 2010) to September 30, 2010 and the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

December 29, 2010